UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2014

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15230 N. 75th Street, Suite 1002 Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2014, the Registrant received $90,000 from its CEO/president, C. Stephen Cochennet, in the form of an unsecured term note, which bears interest at 12% per annum is due on July 15, 2014. A copy of Mr. Cochennet’s note is attached hereto as Exhibit 10.1.

On April 28, 2014, the Registrant’s wholly owned subsidiary, Guardian 8 Corporation, entered into a debt modification agreement with Cornerstone Bank to increase the existing line of credit with Cornerstone from $700,000 to $900,000. All other terms of the line of credit remain the same as originally entered into on or about January 17, 2014. A copy of the debt modification agreement is attached hereto as Exhibit 10.2.

The description herein of the note and debt modification agreement are qualified in their entirety, and the terms are incorporated herein, by reference to the note and debt modification agreement, copies of which are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for disclosure of the Cochennet note and Cornerstone debt modification agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	$90,000 term note issued to C. Stephen Cochennet
10.2	Cornerstone Bank Debt Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

	By:	/s/ C. Stephen Cochennet
C. Stephen Cochennet, Chief Executive Officer
Date: April 29, 2014